Exhibit No. 9(iv) on FormN-1A
                                      Exhibit No. 10 Under Item 601 Reg S/K

                             ASSIGNMENT OF THE
                         FUND ACCOUNTING AGREEMENT
                        FOR MARKETVEST FUNDS, INC.

This Agreement is made as of January 16, 1996.

1. ASSIGNMENT. For good and valuable consideration, Federated Services Company with principal offices at Federated Investors Tower, Pittsburgh, Pennsylvania 15222 (`FSERV''), does hereby sell, assign, and transfer to its affiliate, Federated Administrative Services with principal offices at Federated Investors Tower, Pittsburgh, Pennsylvania 15222 (`FAS''), all of its right, duties and obligations under the Fund Accounting Agreement made by FSERV with Marketvest Funds, Inc. (the `Corporation''), dated JANUARY 1, 1996, concerning the performance of all fund accounting functions for the Corporation (the 'Contract'').

2. ASSIGNEE ASSUMES DUTIES AND OBLIGATIONS. By the acceptance of this assignment, FAS assumes the performance of all of FSERV's duties and obligations under the assigned Contract, and will indemnify and hold FSERV harmless from any liability or loss resulting from the performance or nonperformance of these duties and obligations.

3. AUTHORIZATION FOR ASSIGNMENT.  This Assigment is authorized under
Article 28 of the Contract, which permits an assignment to another entity that is controlling, controlled by or under common control with FSERV, without the written consent of the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed in their name and on their behalf by and through their duly authorized officers, as of the day and year first above written.
                               FEDERATED ADMINISTRATIVE
                                        SERVICES

                               By:  /s/ S. Elliott Cohan
                               Name:  S. Elliott Cohan
                               Title: Senior Vice President
Attest:  /s/ Thomas J. Ward
     Thomas J. Ward
     Secretary
                               FEDERATED SERVICES COMPANY

                               By: /s/ John W. McGonigle
                               Name: John W. McGonigle
                               Title: President
Attest:   /s/ Thomas J. Ward
     Thomas J. Ward
     Secretary